UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Expiration of Rights Agreement – On November 20, 2008, the Amended and Restated Rights Agreement, dated as of November 15, 2000 (the “Rights Agreement”), between Continental Airlines, Inc. (the “Company”) and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, LLC.), and the related rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, expired by their terms.  As a result, each outstanding share of the Company’s Class B common stock, par value $.01 per share (“Common Stock”), is no longer accompanied by a Right.  The holders of Common Stock were not entitled to any payment as a result of the expiration of the Rights Agreement and the Rights issued thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2008, the Company’s Board of Directors (the “Board”) adopted and approved amendments to the Company’s Bylaws intended to establish an orderly process for stockholders to (i) propose business or nominations to be considered at a meeting of stockholders, (ii) call a special meeting of stockholders and (iii) request a record date for stockholder action by written consent.   These amendments are also intended to elicit information necessary for the Board, as well as the Company’s other stockholders, to fully evaluate any proposed business or nominations.

The Board determined to make these Bylaw amendments effective upon the expiration of the Rights Agreement and the related Rights on November 20, 2008, providing limited procedural safeguards against hostile activity in the absence of the Rights Agreement.  These amendments are described in further detail below.

Procedures and Notices for Annual Meetings of Stockholders

The amendments increase the notice period and expand the information required to be provided by a stockholder who submits a nomination for election to the Board or other proposal for business to be brought before an annual meeting of stockholders.  The amendments increase the standard advance notice period for stockholder nominations or proposals to not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, as compared to the prior advance notice period of not less than 70 days and not more than 90 days.

In addition, the amendments require a stockholder who submits a nomination or other proposal to disclose, among other things, information about the interests that the stockholder has related to the Company and its Common Stock, including interests arising from derivative securities, voting arrangements or short positions; information about the proposed nominee and his or her agreements, arrangements, understandings or other relationships with the stockholder submitting the nomination; and information about any agreements, arrangements or understandings the stockholder may have with other stockholders of the Company relating to the proposal of other business.  These required disclosures are referred to in this Current Report on Form 8-K as the “Additional Disclosures.”  A stockholder who submits a nomination or proposal is required to update the information previously disclosed as of the record date for the stockholders’ meeting and as of the date that is ten business days prior to the date of the stockholders meeting, if practicable.

The amendments further clarify that the additional procedures and notices required by the amended Bylaws are not intended to apply to any stockholder proposals properly submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Procedures and Notices for Special Meetings of Stockholders

The amendments increase the notice period and expand the information required to be provided by a stockholder who submits a nomination for election to the Board at a special meeting of stockholders at which directors are properly to be elected.  The standard advance notice period for stockholder nominations was increased to not less than 90 days and not more than 120 days prior to the date of such special meeting, as compared to the prior advance notice period of not less than 70 days and not more than 90 days, and the stockholder submitting the nomination is required to provide disclosures substantially similar to the Additional Disclosures.

The amendments also provide that any stockholder wishing to call a special meeting of stockholders is first required to request that the Board fix a record date to determine the stockholders entitled to demand the calling of such a meeting.  If the Board fails to set a record date for such purpose, the record date shall be the twentieth day following the receipt of the stockholder’s request.  Once the record date has been fixed, the Board will be required to call a special meeting of stockholders if written demands from the holders of 25% or more of the outstanding Common Stock are received within sixty days following such record date.  Prior to the amendments, the Bylaws required the holders of a majority of the outstanding Common Stock to call a special meeting of stockholders.

In connection with the submission of record date requests and demands to call a special meeting, the amendments require the stockholder making such requests and/or demands to disclose the business proposed to be conducted at the special meeting and to provide disclosures substantially similar to the Additional Disclosures.

Under the amendments, the Company shall not accept, and shall consider ineffective, any written demand from a stockholder to call a special meeting that, among other things, (i) includes an item of business that did not appear on the written request to set the record date for determining stockholders entitled to submit such demands or (ii) relates to an item of business, other than the election of directors, that is substantially similar to an item of business presented to the stockholders at the most recent annual meeting or at any special meeting held within the past year.

A stockholder who submitted a request for a record date or a demand for the calling of a special meeting is required to update the information previously disclosed as of the record date for the meeting and as of the date that is ten business days prior to the date of the meeting, if practicable.

Procedures and Notices for Stockholder Action by Written Consent

Under the Bylaws, any stockholder wishing to take action by written consent must first submit to the Company a request that the Board fix a record date for determining the stockholders entitled to take such action.  In connection with this request, the amendments require that the stockholder’s request include (i) a reasonably brief description of the proposed actions to be taken, the reasons for such actions and the material interests of the stockholder in such actions and (ii) disclosures substantially similar to the Additional Disclosures.

Each stockholder who submitted a request for a record date is required to update the information previously disclosed as of the record date for determining the stockholders entitled to act by written consent and as of the date that is five business days prior to the commencement of the consent solicitation.

The description set forth above regarding the Company’s amended Bylaws is qualified in its entirety by reference to the full text of such amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	3.2	Amended and Restated Bylaws of Continental Airlines, Inc., effective as of November 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

November 20, 2008	By /s/ Lori A. Gobillot
Lori A. Gobillot
Staff Vice President and Assistant General
Counsel

EXHIBIT INDEX

3.2	Amended and Restated Bylaws of Continental Airlines, Inc., effective as of November 20, 2008.